                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           the Securities Act of 1933

                          FULTON FINANCIAL CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                     23-2195389
         ------------                                     ----------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                                 One Penn Square
                                  P.O. Box 4887
                               Lancaster, PA 17604
                               -------------------
                    (Address of Principal Executive Offices)

                FULTON FINANCIAL CORPORATION PROFIT SHARING PLAN
                -------------------------------------------------
                            (Full title of the plan)

                                             with a copy to:
Rufus A. Fulton, Jr., Chairman,              Paul G. Mattaini, Esquire
and Chief Executive Officer                  Barley, Snyder, Senft & Cohen, LLC
Fulton Financial Corporation                 126 East King Street
One Penn Square,                             P.O. Box 4887
Lancaster, PA 17602-2893                     Lancaster, PA 17604
------------------------
(Name and address of agent for service)

                                 (717) 291-2411
                                 --------------
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of Securities to         Amount to be      Proposed Maximum    Proposed Maximum    Amount of
be Registered                  Registered(1)     Offering Price Per  Aggregate Offering  Registration Fee
                                                 Share(2)            Price(2)
-------------------------------------------------------------------------------------------------------------
Common Stock, Par value $2.50      225,000            $21.75             $4,893,750.00        $1,170.00
-------------------------------------------------------------------------------------------------------------

(1) Consists of shares of common stock of Fulton Financial Corporation (the "Corporation") available for purchase by employees of the Corporation and affiliates pursuant to the Fulton Financial Corporation Profit Sharing Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan as well as an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of the Corporation registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock. The securities include certain rights associated with the common stock of the Corporation issued pursuant to an Amended and Restated Rights Agreement, dated April 27, 1999.
(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price per share is equal to the average of the highest and lowest price per share of common stock of the Corporation on the Nasdaq National Market on January 9, 2002.

                         Exhibit Index begins on page 9.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from, and is not filed as a part of, this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the, "Securities Act"). Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to the Plan participants as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in and made a part of this Registration Statement by reference as of their respective dates:

     (a) The registrant's Annual Report filed on Form 10-K for the year ended December 31, 2000;

     (b) The registrant's Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     (c) The registrant's Current Reports on Form 8-K, filed January 4, 2001, July 13, 2001, August 15, 2001 and November 30, 2001;

     (d) The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A, dated July 3, 1989, and any amendments or reports filed for purposes of updating such description; and

     (e) All reports and other documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or

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supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description Of Securities.

Not applicable.

Item 5.  Interests Of Named Experts And Counsel.

Not applicable.

Item 6.  Indemnification Of Directors And Officers.

         Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The bylaws of Fulton Financial provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

         Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9.  Undertakings.

         The registrant will submit (or has submitted) the registrant's 401(k) plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

                                       2

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         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against

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such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 18, 2001.

                             FULTON FINANCIAL CORPORATION


                             /s/ Rufus A. Fulton, Jr.
                             --------------------------------------------
                             Rufus A. Fulton, Jr.,
                             Chairman of the Board and Chief Executive
                             Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below also constitutes and appoints George R. Barr and Charles J. Nugent, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution to execute for him and in his name, place and stead, in any and all capacity, any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, shall or may lawfully do or cause to be done by virtue hereof.

SIGNATURE                            CAPACITY              DATE


/s/ Jeffrey A. Albertson
---------------------------
Jeffrey A. Albertson                 Director              December 18, 2001


/s/ James P. Argires, M.D.
---------------------------
James P. Argires, M.D.               Director              December 18, 2001


/s/ Donald W. Bowman, Jr.
---------------------------
Donald W. Bowman, Jr.                Director              December 18, 2001

                                       5

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/s/ Harold D. Chubb
---------------------------
Harold D. Chubb                 Director                     December 18, 2001


/s/ William H. Clark, Jr.
---------------------------
William H. Clark, Jr.           Director                     December 18, 2001


/s/ Craig A. Dally
---------------------------
Craig A. Dally                Director                       December 18, 2001


/s/ Frederick B. Fichthorn
---------------------------
Frederick B. Fichthorn        Director                       December 18, 2001


/s/ Patrick J. Freer
---------------------------
Patrick J. Freer              Director                       December 18, 2001

                              Chairman of the Board,
                              Chief Executive Officer,
                              and Director (Principal
/s/ Rufus A. Fulton, Jr.      Executive Officer)
--------------------------
Rufus A. Fulton, Jr.                                         December 18, 2001


/s/ Eugene H. Gardner
---------------------------
Eugene H. Gardner             Director                       December 18, 2001


/s/ J. Robert Hess
---------------------------
J. Robert Hess                Director                       December 18, 2001


/s/ George W. Hodges
---------------------------
George W. Hodges              Director                       December 18, 2001


/s/ Carolyn R. Holleran
---------------------------
Carolyn R. Holleran           Director                       December 18, 2001


/s/ Clyde W. Horst
---------------------------
Clyde W. Horst                Director                       December 18, 2001

                                       6

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/s/ Samuel H. Jones, Jr.
------------------------
Samuel H. Jones, Jr.          Director                       December 18, 2001


/s/ Donald W. Lesher, Jr.
-------------------------
Donald W. Lesher, Jr.         Director                       December 18, 2001


/s/ Joseph J. Mowad, M.D.
-------------------------
Joseph J. Mowad, M.D.         Director                       December 18, 2001


/s/ Stuart H. Raub, Jr.
-------------------------
Stuart H. Raub, Jr.           Director                       December 18, 2001


/s/ Mary Ann Russell
-------------------------
Mary Ann Russell              Director                       December 18, 2001


/s/ John O. Shirk
-------------------------
John O. Shirk                 Director                       December 18, 2001


/s/ R. Scott Smith, Jr.       President, Chief Operating
-------------------------
R. Scott Smith, Jr.           Officer and Director           December 18, 2001


/s/ James K. Sperry
-------------------------
James K. Sperry               Director                       December 18, 2001


/s/ Kenneth G. Stoudt
-------------------------
Kenneth G. Stoudt             Director                       December 18, 2001

                              Senior Vice President and
/s/ Beth Ann L. Chivinski     Controller (Principal
-------------------------
Beth Ann L. Chivinski         Accounting Officer)            December 18, 2001

                              Senior Executive Vice
/s/ Charles J. Nugent         President and Chief
-------------------------     Financial Officer (Principal
Charles J. Nugent             Financial Officer)             December 18, 2001

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed

                                       7

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on its behalf by the undersigned, thereunto duly authorized, in the City of
Lancaster, Commonwealth of Pennsylvania, on December 18, 2001.

                FULTON FINANCIAL CORPORATION PROFIT SHARING PLAN

                        BY: /s/ Stephen F. Armbruster
                        ----------------------------------------
                                      (Name)

                           Executive Vice President, Fulton Financial Advisors
                           ---------------------------------------------------
                                      (Title)

                                       8

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                                  Exhibit Index
                                  -------------

Number     Exhibit
------     -------
4.1 Amended and Restated Rights Agreement, dated April 27, 1999 by and between Fulton Financial Corporation and Fulton Bank, incorporated by reference to Exhibit 4 of Registrant's Form 8-A filed May 6, 1999

4.2        Fulton Financial Corporation Profit Sharing Plan.

4.3 Description of the Corporation's common stock (incorporated herein as Exhibit 4.3 by reference to the Corporation's registration statement on Form 8-A, dated May 18, 2001).

5 Opinion of Barley, Snyder, Senft & Cohen, LLC re: legality of the securities.

23.1 Consent of Barley, Snyder, Senft & Cohen, LLC (this Exhibit is part of Exhibit 5)

23.2       Consent of Arthur Andersen LLP

24         Power of attorney (this Exhibit is part of Signature Page)

                                       9